UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K


                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  June 2, 2004

                          J Net Enterprises, Inc.
__________________________________________________________________________
          (Exact name of registrant as specified in its charter)

Nevada                                1-9728                88-0169922
____________________________  ________________________  ___________________
(State or other jurisdiction  (Commission File Number) (IRS Employer
of incorporation or                                     Identification No.)
organization)


4020 Lake Creek Drive, #100
Wilson, Wyoming                                       83014
________________________________________            __________
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (307) 739-8603

        ___________________________________________________________
       (Former name or former address, if changed since last report)


Item 1.  Changes in Control of Registrant
Item 2.  Acquisition or Disposition of Assets

     This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.

     Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company's current expectations concerning future results and events. The words "believes," "expects," "intends," "plans," "anticipates," "hopes," "likely," "will," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

     Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

The Epoch Acquisition.

      On June 2, 2004, J Net Enterprises, Inc. acquired Epoch Investment Partners, Inc. ("Epoch"), an investment advisory and investment management business (the "Acquisition"). Epoch was formed in April 2004 and co-founded by Mr. William W. Priest. Epoch has registered as an investment adviser with the SEC. Mr. Priest has over 30 years experience in the investment advisory business. CI Mutual Funds Inc. ("CI"), a client of Mr. Priest at his former firm, has agreed to transfer its contract for sub-advisory services to Epoch, representing assets under management of approximately $645 million as of April 30, 2004, and other clients of Mr. Priest at his former firm will be asked to transfer their accounts to Epoch shortly (representing up to approximately another $195 million of assets under management as of April 30, 2004).

The Merger Agreement

     The Acquisition was effected pursuant to the merger of Epoch Acquisition Corp., a Delaware corporation and newly-created, wholly-owned subsidiary of J Net ("Acquisition Sub"), with and into Epoch, with Epoch surviving as a wholly-owned subsidiary of J Net and Epoch's former stockholders acquiring the right, upon the satisfaction of certain conditions, to be issued shares constituting a majority of the outstanding shares of common stock of J Net, as further discussed below. The merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated June 2, 2004 (the "Merger Agreement"), as discussed below. J Net intends to carry on Epoch's investment advisory and investment management business as J Net's primary line of business.

     Under Nevada law, J Net did not need the approval of its stockholders to complete the merger, as the constituent corporations in the merger were Acquisition Sub and Epoch. J Net was not a constituent corporation in the merger. The merger and its related transactions were approved by the unanimous written consent of Epoch stockholders.

The Acquisition Consideration

     Initial Stock Consideration

     In consideration for the Acquisition, we issued 6,426,153 shares of our common stock to the former stockholders of Epoch, representing approximately 42% of our common stock issued and outstanding (the "Initial Stock Consideration"). See "-Stockholders Agreement," below, for a description of certain vesting provisions concerning the Initial Stock Consideration.

     Escrow Consideration

     At the closing of the Acquisition, we issued and placed into escrow on behalf of the former stockholders of Epoch an additional 2,669,563 shares of our common stock, representing an additional 9% of our common stock issued and outstanding (the "Escrow Consideration"). Such stockholders are entitled to the Escrow Consideration if in at least 45 calendar days but not more than 120 calendar days following the effective date of the Acquisition, Epoch has received consents from clients to the transfer of assets under management to Epoch of 92.5% of Epoch's target of $842 million ($779 million) based on the market value of such assets as of April 30, 2004 plus (or less) net additions (or net withdrawals) thereafter. Each such stockholder has the right to vote and receive dividends in respect of the shares held in escrow by J Net. The Escrow Consideration will be reduced, and shares included therein will be cancelled, proportionately to the extent such 92.5% of Epoch's target is not achieved.

     Contingent Stock Consideration

     Additional shares of our common stock will be issued to the former stockholders of Epoch if we in the future incur costs relating to taxes for periods prior to the effective time of the Acquisition of greater than $2 million (the "Contingent Stock Consideration"). For illustration purposes only, the maximum number of additional shares that may be issued to the former stockholders of Epoch pursuant to the relevant provisions of the Merger Agreement (assuming that our shares are trading at $1.50 per share at the time of issuance) is approximately 7.7 million shares, which would occur if we incur an amount of such costs equal to or in excess of $8 million. If our shares are trading at a price that is lesser than or greater than $1.50 per share, we will be required to issue a greater or lesser amount of shares, respectively.

     The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1, and which is incorporated herein in its entirety by reference.

Stockholders Agreement

     J Net, the Epoch stockholders and certain trusts formed by them (their "Family Affiliates") and David R. Markin and Allan R. Tessler (the "Existing Stockholders") have entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement governs vesting, transfers and voting of the shares of J Net common stock received by the Epoch stockholders and Family Affiliates in the Acquisition and the J Net shares held by the Existing Stockholders (the "Initial Shares").

     Vesting. The Stockholders Agreement provides that the Initial Shares held by the Epoch stockholders who are to be employees of J Net going forward (the "Employee Owners") and their Family Affiliates will be subject to vesting over a three year period on the following schedule: 12.5% vested as of the date of the Stockholders Agreement, 25% vested as of the first anniversary thereof, 50% vested as of the second anniversary thereof and 100% vested as of the third anniversary thereof. If an Employee Owner's employment with J Net is terminated within three years of the date of the Stockholders Agreement, the unvested Initial Shares held by such Employee Owner and his or her Family Affiliates will be subject to purchase by J Net at a price of $0.01 per share.

     Transfer Restrictions. The Stockholders Agreement prohibits any transfers of Initial Shares by the Epoch stockholders or their Family Affiliates or the Existing Stockholders (together, the "Stockholder Parties") prior to June 2, 2007, except in those circumstances noted below. Thereafter, the Stockholder Parties may transfer their Initial Shares only as follows:

          . Each Employee Owner together with his or her Family Affiliates may in the aggregate transfer (1) on and after June 2, 2007 and prior to June 2, 2008, a number of Initial Shares not to exceed 12.5% of the aggregate number of Initial Shares received in the Acquisition by such Employee Owner and Family Affiliates, (2) on and after June 2, 2008 and prior to June 2, 2009, a number of Initial Shares not to exceed 12.5% of the aggregate number of Initial Shares received in the Acquisition by such Employee Owner and Family Affiliates, (3) on and after June 2, 2009 and prior to June 2, 2010, a number of Initial Shares not to exceed 25% of the aggregate number of Initial Shares received in the Acquisition by such Employee Owner and Family Affiliates and
            (4) on and after June 2, 2010, any number of Initial Shares, provided that, in all cases, prior to the first anniversary of the termination of employment of any Employee Owner, neither such Employee Owner nor his or her Family Affiliates may transfer Initial Shares if, as a result of such transfer, such Employee Owner and Family Affiliates would in the aggregate own less than 30% of the aggregate number of Initial Shares received in the Acquisition by such Employee Owner and Family Affiliates. The number of Initial Shares eligible for transfer in any one calendar year but not transferred may be added to the number otherwise eligible to be transferred in any future year.

          . Each Stockholder Party other than the Employee Owners and their
            Family Affiliates may transfer any Initial Shares on and after the third anniversary of the date of the Stockholders
            Agreement.

     Notwithstanding the foregoing, if an Employee Owner's employment with J Net terminates due to disability or death, the Employee Owner (or his or her estate) and his or her Family Affiliates may transfer any vested Initial Shares without restriction. In addition, our board of directors or a body designated by our board of directors has the authority to make exceptions to any or all of the transfer restrictions applicable to vested Initial Shares contained in the Stockholders Agreement and may permit or cause other persons to become party to the agreement.

     Voting. Each of the Stockholder Parties has agreed to vote their shares and take any other actions necessary to effectuate the following agreements:

           1.  The J Net board of directors will have seven members;

           2. four of those directors will be designated by William W. Priest (of which at least two will not be current or former shareholders or officers of Epoch), who will also have the right to cause the removal and/or replacement of those directors in the future;

           3. three of the directors on the board prior to the effective time of the Acquisition (Allan R. Tessler, David R. Markin and Eugene M. Freedman) shall continue to serve as members of the board; and

           4. the bylaws of J Net shall be amended to provide that the following decisions of the board of directors must be made by a two-third majority: (i) compensation of Mr. Priest except as described below under "CEO Agreement," (ii) issuance of additional shares of J Net to any Employee Owner (other than pursuant to the Merger Agreement) and (iii) any amendment of the Stockholders Agreement.

     The Stockholders Agreement provides that the agreement of the Stockholder Parties to vote in accordance with these provisions will expire on June 2, 2007, provided that the obligation of each Employee Owner and his or her Family Affiliates shall continue thereafter with respect to provisions 1 and 2 above as long as any of them holds any Initial Shares and Priest is employed by J Net.

     CEO Agreement. The Stockholders Agreement provides that prior to the third anniversary thereof, J Net will enter into an employment arrangement with William W. Priest customary for chief executive officers of peer group companies. Such agreement need only be approved by a simple majority of J Net's directors.

     Call Right. The Stockholders Agreement provides that J Net may repurchase 30% of the Initial Shares received in the Acquisition of an Employee Owner and his or her Family Affiliates at a purchase price of $0.01 per share if at any time during employment or the one year after leaving such Employee Owner engages in:

          . soliciting or accepting business from any person or institution who was a client or prospective client of J Net or its subsidiaries during the year prior to the departure of the Employee Owner (or, in the case of an action taken during employment, during the prior year); and

          . employing or soliciting for employment employees of J Net or its subsidiaries.

Registration Rights Agreement

     Pursuant to the Acquisition, we entered into a registration rights agreement with those of our stockholders who are receiving shares of our common stock in the Acquisition (the "Registration Rights Agreement"). The Registration Rights Agreement requires us, on demand of either of William
W. Priest or Berenson Epoch LLC on up to two occasions for each such stockholder, to prepare and file a registration statement that covers the resale of those shares, and the shares of any other holders of registration rights electing to participate in the registration. In addition, we must give the holders of registration rights notice at least 15 days prior to the proposed date of filing a registration statement for the offer and sale of common shares for us or for any other selling stockholder, and provide these holders with the opportunity to participate and have their common shares included in the registration statement, subject to customary underwriter cutback provisions. This participation right does not apply to registration statements related to an employee benefit plan, a dividend reinvestment plan or on Form S-4 or Form S-8 under the Securities Act of 1933, as amended. We will bear all expenses incident to our obligations under the Registration Rights Agreement, other than any underwriting fees, discounts or commissions, or any out-of-pocket expenses of the persons exercising the registration rights, or any transfer taxes relating to the resale of their shares.

Board of Directors; Change of Control

     Pursuant to the Stockholders Agreement, the total number of members of the board of directors will be increased from five to seven. William W. Priest has the right to nominate four members of J Net's board of directors at any meeting of stockholders. Both Mr. Priest and Jeffrey Berenson were appointed to the board of directors at the closing of the Acquisition, with Messrs. Alan J. Hirschfield and Robert L. McDonald, Sr. resigning at such time.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the number of shares of common stock of J Net beneficially owned on June 2, 2004 following the consummation of the Acquisition, by:

          . each person who is known by J Net to beneficially own 5% or more of the common stock of J Net;

          . each of the directors and executive officers of J Net; and

          . all of J Net's directors and executive officers, as a group.

     Except as otherwise set forth below, the address of each of the persons listed below is c/o J Net Enterprises, Inc., 4020 Lake Creek Drive, #100, Wilson, Wyoming 83014.

                                                           Percentage of
                                    Number of Shares           Shares
Name and Address of                Beneficially Owned       Beneficially
Beneficial Owner                        (1)(2)                Owned (3)
_________________________________  __________________      _____________

Gabelli Asset Management, Inc.(4)        1,760,600              9.8%

William W. Priest                        3,138,022             17.6%

Berenson Epoch LLC                       2,774,194             15.6%

Timothy T. Taussig                       1,136,964              6.4%

J. Philip Clark(5)                       1,136,964              6.4%

David Pearl                                909,572              5.1%

Allan R. Tessler(6)                        673,557              3.8%

Eugene M. Freedman(7)                       87,500                *

David R. Markin(8)                         510,320              2.8%

Jeffrey Berenson(9)                      2,774,194             15.6%

Mark E. Wilson(10)                          40,000                *

Directors and executive officers as a
group (8 persons)(11)                    9,497,521             52.0%
________________________
* Less than 1% of outstanding shares

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after June 2, 2004, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes the Initial Consideration and the Escrow Consideration payable to the former stockholders of Epoch pursuant to the Merger Agreement but excludes the Contingent Stock Consideration.

(3)   Based upon 17,834,737 shares of common stock outstanding as of June
      2, 2004.

(4) Based solely upon a Schedule 13D/A filed by Gabelli Asset Management on May 4, 2004.

(5) Includes 1,136,964 shares held by the J Philip/Deborah K Clark Trust u/a 10/06/1994.

(6)   Includes 112,500 shares issuable upon the exercise of vested options.

(7)   Includes 27,500 shares issuable upon the exercise of vested options.

(8)   Includes 262,500 shares issuable upon the exercise of vested options.

(9) Includes 2,774,194 shares held by Berenson Epoch LLC. Berenson & Company, as to which Mr. Berenson is the President and Chief Executive Officer, is the managing member of Berenson Epoch LLC.

(10)  Includes 40,000 shares issuable upon the exercise of vested options.

(11) Includes an aggregate of 442,500 shares issuable upon the exercise of vested options.

Description of Business

     A description of J Net's existing enterprise software and technology infrastructure business is more fully set forth in J Net's Annual Report on Form 10-K for the year ended June 30, 2003, filed with the SEC on September 29, 2003. Set forth below is information solely concerning the recently-acquired asset management business of Epoch.

     Unless the context otherwise requires, the term "we," "us," "our" or "J Net" when used in this Form 8-K ("Report") refers to J Net Enterprises, Inc. a Nevada corporation, and its consolidated subsidiaries and predecessors, including Epoch Investment Partners, Inc.

General

     Epoch was formed in April 2004 and co-founded by Mr. William W. Priest. Epoch has registered as an investment adviser with the SEC. Mr. Priest has over 30 years experience in the investment advisory business. CI, a client of Mr. Priest at his former firm, has agreed to transfer its contract for sub-advisory services to Epoch, representing assets under management of approximately $645 million as of April 30, 2004, and other clients of Mr. Priest at his former firm will be asked to transfer their accounts to Epoch shortly (representing up to approximately another $195 million of assets under management as of April 30, 2004).

     Mr. Priest is resigning his position as a Senior Partner and Portfolio Manager at Steinberg, Priest & Sloane Capital Management, LLC ("SPSCM") and joining Epoch. SPSCM currently manages approximately $2 billion in assets for large retirement funds, endowments, foundations, family offices, and wealthy individuals. Mr. Priest joined SPSCM in 2001, and was instrumental in increasing the assets under management from approximately $800 million to $2 billion, broadening SPSCM's product offering and enhancing the professional staff through recruitment and general management. Prior to joining SPSCM, Mr. Priest was a member of the Global Executive Committee of Credit Suisse Asset Management, Chairman and CEO of Credit Suisse Asset Management Americas ("CSAM-Americas") and CEO of its predecessor firm BEA Associates, which he co-founded in 1972. During his tenure at BEA Associates and CSAM-Americas, Mr. Priest developed the firm into a well-recognized investment manager with over $100 billion in assets under management. Mr. Priest has agreed to join J Net as our Chief Executive Officer on or about June 17, 2004.

     We will manage investment assets and provide services for our clients through our subsidiary, Epoch. Epoch will provide investment advisory services to high net worth individuals and institutions including corporate retirement accounts, public retirement accounts, endowments, foundations, and mutual funds. Our overall investment philosophy will be determined by William W. Priest, and, with respect to the bulk of assets under management, will be focused in the near-term on achieving a superior risk-adjusted return by investing in companies that are undervalued relative to the investment team's determination of fair value. The security selection and portfolio construction processes will be designed to protect capital in declining markets and participate fully in rising markets.

Managed Asset Classes

     We expect to provide clients with a range of investment asset classes designed to meet varying investment objectives. Our intention is to offer portfolios in the following asset classes: All Cap Equity, Small Cap Equity, Global Small Cap Equity and Balanced. Each equity portfolio will be diversified with respect to sectors, industries and security weightings, with the Global Small Cap Equity portfolios additionally being diversified among countries. Balanced portfolios will consist of an equity portfolio similar to our All Cap Equity portfolio and a fixed income portfolio that includes municipal bonds, U.S. Treasuries and corporate bonds.

Investment Strategy

     Our investment process will build upon two concepts - return seeking strategies and risk reducing tactics. Security selection drives returns and portfolio construction processes control risk exposure.

     Return Strategy: Security selection involves a business analysis, a cash flow financial analysis, and a valuation process. We analyze a business in the same manner a private investor would if he were purchasing the entire company. We will invest only in those businesses we believe we can understand and only in those businesses where we have confidence in the financial statements from which to build our financial perspectives. We seek those businesses that generate excess or ''free" cash flow. As a generality, we seek those securities that have unrecognized potential yet posses a combination of above average yield, above average free cash flow growth and/or a below average valuation.

     Risk Control Strategy: At the heart of portfolio construction is diversification. One wants to neutralize or diversify away the risks one does not want to take. We accomplish that end by diversifying across attractive sectors, limiting individual holding sizes, and possessing a sell discipline based on a risk/reward analysis of the security price relative to the fundamental business outlook and pre-established sell criteria. Our goal is to produce an efficient portfolio with respect to the risk/return relationship. In other words, in light of our expectations for returns, we want to create the least volatile portfolio consistent with those expectations.

Advisory and Subadvisory Service Agreements

     Epoch will manage accounts of its clients under investment advisory and subadvisory agreements. Such agreements are usually terminable upon short notice and provide for compensation based on the market value of the client's assets under management. Fees generally are payable in arrears on a quarterly basis. Epoch will provide overall investment management services including providing advice and recommendations concerning investments and reinvestments. Unless directed otherwise by clients, Epoch will have the authority to vote all proxies with respect to a client's assets.

     CI has agreed to transfer its contract for sub-advisory services to Epoch, under which it will perform substantially the same service as it does under an advisory agreement. Subadvisory fees are computed upon the daily net assets of the client and are payable on a monthly basis.

Distribution Channels

     We will market our services through a variety of channels that allow us to expand the reach of our investment advisory services. These channels will provide us the ability to leverage the existing distribution infrastructure and capabilities of other financial services firms and intermediaries and focus on our core competency of developing outstanding investment asset classes.

     Institutional Investment Consultants

     Investment management consulting firms serve as gatekeepers to an overwhelming percentage of corporate pension plans, endowments and foundations, which represent a key Epoch client market. Consultants provide guidance and expertise in setting a client's asset allocation strategy, as well as the establishment of an investment policy. In addition, consultants make recommendations of best in class investment firms that they believe will allow their client's investment objectives to best be met. Epoch will seek consulting firm relationships, and create services to increase the awareness of our products in both the consultant community and the potential institutional client base.
Subadvisory Relationships

     Subadvisory relationships will allow us to extend the reach of our investment management services to the clients of another investment company that has far reaching distribution capabilities. In a sub-advisory arrangement, our client would be the investment company through which our services will be offered to investors. In our subadvisory arrangement with CI, our investment advisory services are made available through retail-based mutual fund offerings. CI sponsors the mutual funds and is responsible for marketing, distribution, operations and accounting related to these funds.

     Managed Accounts

     Managed accounts are typically high net worth individuals or small institutions. Many of these prospective clients have been clients of William W. Priest for periods of time ranging from one year to, in a few cases, nearly thirty years. Services to be provided include asset allocation recommendations as well as portfolio management services.

Growth Strategy

     We believe that we will establish a strong platform to support future growth, deriving our strength in large part from the experience and capabilities of our management team and skilled investment professionals. We believe that assembling this focused, stable team will contribute to our investment performance results, provide quality customer service and a growing array of asset classes under management. Opportunities for our future growth are expected to come from clients our principals have existing relationships with and new clients, strategic acquisition and alliances, and strengthening of our brand name.

     Generate growth from clients our principals have existing relationships with and consultant relationships. As its primary business objective, Epoch intends to create, maintain and enhance relationships with clients our principals have existing relationships with and investment consultants by providing solid investment performance and a high level of quality service to these relationships. Additionally, Epoch will pursue growth through targeted sales and marketing efforts that emphasize our performance results and client service. New institutional client accounts are generally derived via investment consultants. Epoch intends to establish a dedicated sales effort to this distribution channel.

     Attract and retain key employees. In order to achieve Epoch's performance and client relationship objectives, we must be able to retain and attract talented investment professionals. We believe that Epoch is creating a workplace environment in which motivated, performance-driven, and client-oriented individuals thrive. As a public company, we will offer to our employees a compensation program that includes strong equity incentives so that the success of our employees will be closely tied to the success of our business. We believe this is a critical ingredient to continuing to build a stable, client-focused environment.

     Pursue strategic acquisitions and alliances. We will evaluate strategic acquisition, joint venture and alliance opportunities carefully. We may, in time, have an interest in pursuing asset management firms or trust companies that have assets with respect to which we have expertise or those that appear appropriate as a means of expanding the range of our asset classes. By acquiring investment firms that successfully manage asset classes in which we do not specialize, we could attract new clients and provide our existing clients with a more diversified range of asset classes. We may also consider entering into alliances with other financial services firms that would allow us to leverage our core competency of developing superior investment products in combination with alliance partners that provide world-class distribution capabilities.

Competition

     Epoch will be subject to substantial and growing competition in all aspects of its business. Barriers to entry to the asset management business are relatively low, and our management anticipates that we will face a growing number of competitors. Although no one company dominates the asset management industry, many companies are larger, better known and have greater resources than we do.

     Further, Epoch will compete with other asset management firms on the basis of asset classes offered, the investment performance of those asset classes in absolute terms and relative to peer group performance, quality of service, fees charged, the level and type of compensation offered to key employees, and the manner in which asset classes are marketed. Many of our competitors have more asset classes and services and may also have substantially greater assets under management.

     Epoch will compete against an ever-increasing number of investment dealers, banks, insurance companies and others that sell equity funds, taxable income funds, tax-free investments and other investment products. Also, the allocation by many investors of assets away from active equity investment to index funds, fixed income or similar asset classes has enhanced the ability of firms offering non-equity asset classes and passive equity management to effectively compete with us. In short, the competitive landscape in which we operate is both intense and dynamic, and there can be no assurance that we will be able to compete effectively in the future as an independent company.

     Additionally, most prospective clients perform a thorough review of an investment manager's background, investment policies and performance before committing assets to that manger. In many cases, prospective clients invite a number of competing firms to make presentations. The process of obtaining a new client typically takes twelve to eighteen months from the time of the initial contact. While historically Epoch has achieved a degree of success in competing successfully for new clients, it is a process to which we must dedicate significant resources over an extended period, with no certainty of success.

Regulation

     Virtually all aspects of Epoch's proposed businesses are subject to various federal and state laws and regulations. These laws and regulations are primarily intended to protect investment advisory clients and stockholders of registered investment companies. Under such laws and regulations, agencies that regulate investment advisers, such as ourselves, have broad administrative powers, including the power to limit, restrict or prohibit such an adviser from carrying on its business in the event that it fails to comply with such laws and regulations. In such an event, the possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in certain lines of business for a specified period of time, revocation of investment adviser and other registrations censures and fines. We believe that we are in substantial compliance with all material laws and regulations.

     Epoch's business is subject to regulation at both the federal and state level by the SEC and other regulatory bodies. Epoch is registered with the SEC under the Investment Advisers Act of 1940 and under the laws of relevant states. As a registered investment adviser, Epoch is regulated and subject to examination by the SEC. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary duties, record keeping requirements, operational requirements, marketing requirements and disclosure obligations. Under the rules and regulations of the SEC promulgated pursuant to the federal securities laws, Epoch is subject to periodic examination by the SEC. The SEC is authorized to institute proceedings and impose sanctions for violations of the Investment Advisers Act, ranging from censure to termination of an investment adviser's registration. The failure of Epoch to comply with the requirements of the SEC could have a material adverse effect on us. We believe that Epoch is in substantial compliance with the requirements of the regulations under the Investment Advisers Act.

Employees

     At June 2, 2004 Epoch had 3 full-time employees. Within two weeks from the closing of the Acquisition, Epoch expects to employ 16 full-time employees, consisting of portfolio managers, research and trading professionals, marketing and client service professionals and operations and business management personnel. None of Epoch's employees will be represented by a labor union, and we believe our employee relations will be good.

Description of Property

     Epoch is conducting its principal operations through a space use agreement with approximately 6,500 square feet located at 667 Madison Avenue, New York City, New York. We anticipate moving Epoch to a larger facility before year-end 2004 in New York City.

Epoch Financial Statements

     Epoch has had limited financial activity since its formation in April of 2004 and initial equity capitalization of $100,000. Since that time, Epoch has entered into a small number of transactions to set up business operations, including hiring of three employees, entering into the space use agreement described above under "Properties," the license of a portfolio management system and the lease of office equipment. In addition, Epoch has incurred liabilities for legal fees relating to its organization and the Acquisition. In order to finance some of these costs, Epoch has borrowed $100,000 from William W. Priest pursuant to a demand note.

Cautionary Statements

     If any of the following material risks occur, Epoch's (and consequently our) business, financial condition or results of operations would likely suffer.

     Neither we nor Epoch have any operating history as an asset management business, and therefore most of our historical financial information may not be indicative of our future performance.

     Our acquisition of Epoch was completed on June 2, 2004. Prior to that date, J Net's business was centered on enterprise software and technology infrastructure. Therefore, our historical financial information for all periods prior to the completion of the Acquisition may not be indicative of our future performance as a company engaged in significant part in asset management.

     Epoch has limited operations and history as an asset management business. It currently has no clients (although one significant client has consented to the transfer of its account) and a small number of employees. Although we are confident the former stockholders and employees of Epoch have experience, good reputations and good prospects in the asset management business, the acquisition of clients and generation of revenue cannot be assured.

     Some members of our management are critical to our success, and our inability to attract and retain key employees could compromise our future success.

     We believe that Epoch's future success will depend to a significant extent upon the services of its executive officers, particularly William W. Priest. We do not have employment agreements with any of our key employees, including Mr. Priest. However, pursuant to the Stockholders Agreement, shares of our common stock held by Mr. Priest and other former Epoch stockholders who are employees are subject to forfeiture. The loss of the services of one or more of our key employees or our failure to attract, retain and motivate qualified personnel could negatively impact our business, financial condition, results of operations and future prospects. As with other asset management businesses, our future performance depends to a significant degree upon the continued contributions of certain officers, portfolio managers and other key marketing, client service and management personnel. There is substantial competition for these types of skilled personnel.

     We will be effectively controlled by William W. Priest, our incoming Chief Executive Officer.

     For at least the first three years following the Acquisition, pursuant to the Stockholders Agreement, William W. Priest will have the right to cause stockholders of our company expected to hold a majority of our common stock outstanding to set the number of directors on our board of directors at seven and to vote for four persons selected by him for appointment to the board. Moreover, he will have the right to cause such stockholders to remove and/or replace any of these directors at any time. As a result William W. Priest will control our board of directors, and, therefore, our business, policies and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of common stock or other securities of the company, and the declaration and payment of dividends on the common stock.

     You may experience substantial dilution in the percentage of our outstanding shares you own if we are required pursuant to certain provisions in the Merger Agreement to issue additional shares of our common stock to the Epoch stockholders.

     Pursuant to the Merger Agreement, additional shares of our common stock will be issued to the former stockholders of Epoch if we in the future incur costs relating to taxes for periods prior to the effective time of the Acquisition of greater than $2 million. The maximum number of additional shares that may be issued to the former stockholders of Epoch pursuant to the relevant provisions of the Merger Agreement (assuming that our shares are trading at $1.50 per share at the time of issuance) is approximately 7.6 million shares, which would occur if we incur an amount of such costs equal to or in excess of $8 million. If our shares are trading at a price that is lesser than or greater than $1.50 per share, we will be required to issue a greater or lesser amount of shares, respectively.

      Negative performance of the securities markets could reduce our revenues.

     Epoch's results of operations will be affected by many economic factors, including the performance of the securities markets. Negative performance in the securities markets or certain segments of those markets or short-term volatility in the securities markets or segments thereof could result in investors withdrawing assets from the markets or decreasing their rate of investment, either of which could reduce our revenues. Because most of our anticipated revenues are to be based on the value of assets under management, a decline in the value of those assets would also adversely affect our revenues. In addition, in periods of slowing growth or declining revenues, profits and profit margins are adversely affected because certain expenses remain relatively fixed.

     In particular, approximately fifty percent (possibly more) of our assets under management are expected to be invested in equity securities of companies with market capitalizations between $200 million and $10 billion, often characterized as small or mid-sized companies. As a consequence, we are susceptible to the volatility associated with changes in the market for stocks that fall within these two capitalization classes.

     Poor investment performance of the assets managed by us could adversely affect our results of operations.

     Because Epoch will compete with many other asset management firms on the basis of asset classes offered and the investment performance of those asset classes, our success is dependent to a significant extent on the investment performance of the assets that we manage. Good performance stimulates new client accounts, which results in higher revenues for us. Conversely, poor performance tends to result in the loss or reduction of client accounts, with corresponding decreases in revenues.

     Epoch's business is dependent on investment advisory and subadvisory agreements that are subject to termination or non-renewal; therefore, we could lose any of our clients on very short notice.

     Substantially all of our anticipated revenues are to be derived pursuant to investment advisory and subadvisory agreements with our clients. In general, either party may terminate these agreements upon 30 days' notice. Any termination of or failure to renew these agreements could have a material adverse impact on us, particularly because many of our costs are relatively fixed.

     A single client is anticipated to account for a substantial portion of Epoch's business. As such, the failure of this client to open an account or the reduction or loss of business with this client could have an adverse impact on our business, financial condition and results of operations.

     Epoch's largest client is expected to account for more than 45% of total revenues during the next year, and we are therefore dependent to a significant degree on our ability to create and maintain a relationship with this client. There can be no assurance that Epoch will be successful in creating or maintaining client relationships. Any failure by Epoch to retain one or more large clients or establish profitable relationships with additional clients could have a material adverse effect on our business, financial condition and results of operations.

     Any event that negatively affects the asset management industry could have a material adverse effect on us.

     Any event affecting the asset management industry that results in a general decrease in assets under management or a significant general decline in the number of advisory clients or accounts could negatively impact our revenues. Our future growth and success depends in part upon the growth of the asset management industry.

     Epoch's business is subject to pervasive regulation with attendant costs of compliance and serious consequences for violations.

     Virtually all aspects of Epoch's business are subject to various laws and regulations. Violations of such laws or regulations could subject us and/or our employees to disciplinary proceedings or civil or criminal liability, including revocation of licenses, censures, fines or temporary suspension, permanent bar from the conduct of business, conservatorship or closure. Any such proceeding or liability could have a material adverse effect upon our business, financial condition, results of operations and business prospects. These laws and regulations generally grant regulatory agencies and bodies broad administrative powers, including, in some cases, the power to limit or restrict us from operating our business and, in other cases, the powers to place us under conservatorship or closure, in the event we fail to comply with such laws and regulations. Due to the extensive regulations and laws to which Epoch is subject, our management is required to devote substantial time and effort to legal and regulatory compliance issues. In addition, the regulatory environment in which Epoch operates is subject to change. Epoch may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation or enforcement of existing laws and regulations. See " - Regulation."

     Potential misuse of assets and information in the possession of our portfolio managers and employees could result in costly litigation and liability for us and our clients.

     Our portfolio managers will handle a significant amount of assets, financial and personal information for our clients. Although we have implemented a policies to minimize the risk of fraudulent taking or misuse of assets and information, there can be no assurance that our policies will be adequate to prevent taking or misuse by our portfolio managers or employees. If our policies are ineffective in preventing the fraudulent taking or misuse of assets and information, we could be subject to costly litigation, which could consume a substantial amount of our resources and distract our management from the operation of our company and could also result in regulatory sanctions. Additionally, any such fraudulent actions could adversely affect some of our clients in other ways, and these clients could seek redress against us.

     Acquisitions, which may be part of our long-term business strategy, involve inherent risks that could compromise the success of the combined business and dilute the holdings of current stockholders.

     As part of our long-term business strategy, we may consider acquisitions of similar or complementary businesses. See " - Growth Strategy." If we are not correct when we assess the value, strengths, weaknesses, liabilities and potential profitability of acquisition candidates or if we are not successful in integrating the operations of the acquired businesses, the success of the combined business could be compromised. Any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include, among others, potential exposure to unknown liabilities of acquired companies and to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to the business of the combined company and potential diversion of management's time and attention, the impairment of relationships with and the possible loss of key employees and clients as a result of the changes in management, potential future write-downs related to goodwill impairment in connection with acquisitions, and dilution to the stockholders of the combined company if the acquisition is made for stock of the combined company. In addition, asset classes, technologies or businesses of acquired companies may not be effectively assimilated into our business or have a positive effect on the combined company's revenues or earnings. The combined company may also incur significant expense to complete acquisitions and to support the acquired asset classes and businesses. Further, any such acquisitions may be funded with cash, debt or equity, which could have the effect of diluting the holdings or limiting the rights of stockholders. Finally, we may not be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms.

     Epoch's proposed business is vulnerable to systems failures that could have a material adverse effect on our business, financial condition and results of operations.

     Any delays or inaccuracies in securities pricing information or information processing could give rise to claims against us, which could have a material adverse effect on our business, financial condition and results of operations. Epoch is highly dependent on communications and information systems and on third party vendors for securities pricing information and updates from certain software. Epoch may suffer a systems failure or interruption, whether caused by an earthquake, fire, other natural disaster, power or telecommunications failure, unauthorized access, act of God, act of war or otherwise, and our back-up procedures and capabilities may not be adequate or sufficient to eliminate the risk of extended interruptions in operations.

     We may not be able to fund future capital requirements on favorable terms if at all.

     We cannot be certain that financing to fund Epoch's working capital or other cash requirements, if needed, will be available on favorable terms, if at all. Epoch's capital requirements will vary greatly from quarter to quarter depending on, among other things, capital expenditures, fluctuations in our operating results and financing activities. We believe that our current cash and cash equivalents and cash flows from operations will be sufficient to satisfy Epoch's cash requirements for the foreseeable future. However, if future financing is necessary, we may or may not be able to obtain financing on favorable terms, if at all. Further, any future equity financings could dilute the relative percentage ownership of the then existing holders of our common stock, and any future debt financings could involve restrictive covenants that limit our ability to take certain actions.

Special Note Regarding Forward-Looking Statements

     Some of the statements under "Cautionary Statements," "Description of Business" and elsewhere in this Report constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     Such factors include, among other things, those described under "Cautionary Statements" and elsewhere in this Report. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Report.

Directors and Executive Officers After the Acquisition

     The following table sets forth information regarding the members of J Net's board of directors and its executive officers. The directors listed below will serve until the next annual meeting of the J Net stockholders.

Name                         Age            Position
_______________________      ___   ______________________________________

William W. Priest            62    Chief Executive Officer(1), Director

Allan R. Tessler             67    Chairman of the Board

Eugene M. Freedman           72    Director

David R. Markin              73    Director

Jeffrey L. Berenson          53    Director

Timothy T. Taussig           47    President & Chief Operating Officer

J. Philip Clark              51    Executive Vice President - Client
                                   Management

Mark E. Wilson               45    Chief Financial Officer

Alan J. Hirschfield          68    Director(2)

Robert L. McDonald, Sr.      84    Director(2)
_____________________

(1) Mr. Priest has agreed to join J Net as our Chief Executive Officer commencing on or about June 17, 2004.

(2) Messrs. Hirschfield and McDonald, Sr. each resigned as directors of J Net effective at the closing of the Acquisition.

     The principal occupations for the past five years (and, in some instances, for prior years) of each of J Net's directors and officers other than Messrs. Priest, Berenson and Taussig are set forth in J Net's Annual Report on Form 10-K for the year ended June 30, 2003, filed with the SEC on September 29, 2003. The principal occupations for the past five years of Messrs. Priest, Berenson, Taussig and Clark are the following:

     William W. Priest has agreed to join J Net as our Chief Executive Officer on or about June 17, 2004. He was appointed as a member of our board of directors at the closing of the Acquisition. Mr. Priest was a member of the management committee and portfolio manager with Steinberg Priest & Sloane Capital Management, LLC from March 2001 through May 2004. Until February 2001 and for many prior years, Mr. Priest was chief executive officer and ultimately chairman of Credit Suisse Asset Management Americas. Mr. Priest currently serves on the board of directors of 62 mutual funds as part of the Credit Suisse Asset Management fund complex.

     Jeffrey L. Berenson was appointed as member of our board of directors at the closing of the Acquisition. Mr. Berenson is President and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until founding Berenson & Company, Mr. Berenson was an employee of Merrill Lynch & Company, and served at various times as head of Merrill Lynch's Mergers and Acquisitions Group and co-head of its Merchant Banking unit. Mr. Berenson has been a director of Patina Oil & Gas Corporation since December 2002. Mr. Berenson serves as a member of the National Council of Environmental Defense and is also a member of the International Conservation Committee of the Wildlife Conservation Society.

     Timothy T. Taussig became J Net's President and Chief Operating Officer at the closing of the Acquisition. Before joining Epoch, since January 2003, Mr. Taussig was chief operating officer of Trident Investment Management, responsible for the firm's business management, operations, and marketing. Until February 2001 and for many prior years, Mr. Taussig was a Managing Director and Member of the Global Executive Committee for Credit Suisse Asset Management and Co-Head of Asset Gathering for Credit Suisse Asset Management Americas, where his management responsibilities included marketing, client services and e-commerce strategy across distribution channels.

     J. Philip Clark became J Net's Executive Vice President - Client Management at the closing of the Acquisition. Before joining Epoch, since 1986, Mr. Clark was employed by Sanford C. Bernstein & Co., now part of Alliance Capital. His most recent responsibilities included being National Managing Director of the private client business.
Board Composition and Committees

     Pursuant to the Stockholders Agreement, the total number of members of the board of directors will be increased from five to seven. William W. Priest has the right to nominate four members of J Net's board of directors at any annual meeting. Both Mr. Priest and Jeffrey L. Berenson were appointed to the board of directors at the closing of the Acquisition, with Messrs. Alan J. Hirschfield and Robert L. McDonald, Sr. resigning at such time.

     All directors hold office until the next annual meeting of stockholders, which is expected to occur in late summer 2004, and the election and qualification of their successors. A majority of the directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

Director Compensation

     Directors who are not salaried employees of the Company receive annual fees of $32,000. In addition, a director who serves as a member of the Compensation Committee and/or Audit Committee is entitled to receive $10,800 and $7,200, respectively, per year. In the future, the Company may use a combination of cash, restricted stock grants and/or stock options to compensate outside directors in lieu of cash compensation. Mr. Tessler has not received any salary from the Company for his services as Chief Executive Officer. In connection with identifying, structuring and negotiating the Acquisition as well as his past performance as Chief Executive Officer, on May 27, 2004 the Compensation Committee recommended and the board granted Mr. Tessler a restricted stock grant of 200,000 shares of our common stock. The shares are subject to the transfer restrictions described under "Stockholders Agreement - Transfer Restrictions."

Executive Compensation

     The executive compensation for J Net's most recently completed fiscal year is set forth in J Net's Annual Report on Form 10-K for the year ended June 30, 2003, filed with the SEC on September 29, 2003.

Indebtedness of Directors and Executive Officers

     None of J Net's directors or officers or their respective associates or affiliates is indebted to J Net.

Family Relationships

     There are no family relationships among J Net's directors and executive officers.

Legal Proceedings with Affiliates

     As of the date of this Report, there is no material proceeding to which any director, officer, affiliate or stockholder of J Net is a party adverse to J Net.

Accounting Treatment of the Acquisition
     The Company is evaluating the proper accounting treatment for the Acquisition. It will be treated as either (i) an acquisition of a contract and other intangibles, in which case the Company's financial statements will be affected by the addition of intangible assets based upon the fair market value of the stock issued in the Acquisition which amount will be amortized over its anticipated useful life as prescribed by general accepted accounting principles or (ii) as a "reverse merger" in which no intangible assets would be recorded and the historical financial statements of Epoch (as limited as they are) will become the historical financial statements of the Company and the transaction would be recorded as if Epoch issued its capital stock for the acquisition of J Net's assets.

Book Value Dilution

     Our net tangible book value as of March 31, 2004, was $6,846,000, or $.78 per share of common stock (as adjusted for certain subsequent events prior to the Acquisition). Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Assuming the issuance by us of 9,095,716 shares of common stock in the Acquisition (representing the Initial Consideration and the Escrow Consideration payable to the former stockholders of Epoch pursuant to the Merger Agreement, but excluding the Contingent Stock Consideration), our pro forma net tangible book value as of March 31, 2004, would have been $6,846,000, or $.38 per share of common stock. This represents an immediate dilution in pro forma net tangible book value to our existing stockholders.

Item 7. Financial Statements and Exhibits

        (a) Financial Statements of Businesses Acquired.*

        (b) Pro Forma Financial Information.*

        (c) Exhibits.

     The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.                                    Description

 2.1 Agreement of Merger and Plan of Reorganization, dated as of June 2, 2004, among J Net Enterprises, Inc., Epoch Acquisition Corp. and Epoch Investment Partners, Inc.

10.1 Stockholders Agreement, dated as of June 2, 2004, among J Net Enterprises, Inc. and certain of its stockholders.

10.2 Registration Rights Agreement, dated as of June 2, 2004, among J Net Enterprises, Inc. and certain of its stockholders.

99                Press Release dated June 3, 2004.

* It is impracticable for the Company to provide the required financial statements and pro forma financial information as of the date hereof. The Company will file the required pro forma financial information no later than 60 days after the date this Report is required to be filed.



Item 9. Regulation FD Disclosure

     On June 3, 2004 J Net issued a press release relating to the Acquisition.

     The information included in Item 9 of this Form 8-K, including the press release attached as Exhibit 99, is incorporated by reference into this Item 9 in satisfaction of the public disclosure requirements of Regulation FD. This information is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 3, 2004                 J NET ENTERPRISES, INC.

                                    /s/ Mark E. Wilson
                                    ______________________
                                    Name:  Mark E. Wilson
                                    Title: Chief Financial Officer


                             INDEX TO EXHIBITS

Exhibit No.                           Description

 2.1 Agreement of Merger and Plan of Reorganization, dated as of June 2, 2004, among J Net Enterprises, Inc., Epoch Acquisition Corp. and Epoch Investment Partners, Inc.

10.1 Stockholders Agreement, dated as of June 2, 2004, among J Net Enterprises, Inc. and certain of its stockholders.

10.2 Registration Rights Agreement, dated as of June 2, 2004, among J Net Enterprises, Inc. and certain of its stockholders.

99                 Press Release dated June 3, 2004.